UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2023

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 2, 2023, shareholders elected (i) to three-year terms, each of the three Class III directors nominated by the Board and (ii) to a one-year term, one Class I director nominated by the Board. The shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2023 and approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results from the Annual Meeting are as follows:

Proposal 1 - Election of three Class III directors, each to hold office for a three-year term expiring at the 2026 annual meeting, and election of one Class I director to hold office for a one-year term (the remaining term for that class of directors) expiring at the 2024 annual meeting

Class III Nominees	For	Withheld	Broker Non-Votes
Nicholas J. Chirekos	30,823,491	482,521	7,456,252
Randall H. Edwards	29,294,719	2,011,293	7,456,252
Randall A. Wotring	26,480,386	4,825,626	7,456,252

Class I Nominee	For	Withheld	Broker Non-Votes
Mary Ellen Baker	30,822,873	483,139	7,456,252

Proposal 2 - Ratification of the selection of Ernst & Young LLP as the Company's Independent auditor for the fiscal year ending December 31, 2023

For	Against	Abstain
38,051,693	669,569	41,002

Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
30,342,797	677,068	286,146	7,456,253

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date: May 3, 2023	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Executive Vice President, General Counsel and Chief Human Resources Officer